UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 6, 2020
XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive,
San Jose,
California	95124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

 (Former name or former address, if changed since last report: N/A)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	XLNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)    On May 6, 2020, each of J. Michael Patterson and Marshall C. Turner informed Xilinx, Inc. (the “Company”) of his decision to retire from the Company’s Board of Directors (the “Board”). Messrs. Patterson and Turner shall serve until the expiration of their current terms at the 2020 Annual Meeting of Stockholders of the Company, but will not stand for re-election at that time. Their decisions to retire were not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. The Company thanks Messrs. Patterson and Turner for their years of outstanding and dedicated service as directors.
(d)    On May 7, 2020, the Board of the Company, upon recommendation of the Nominating and Corporate Governance Committee of the Board, fixed the number of directors that constitute the Board at eleven and appointed Jon A. Olson to the Board, effective May 11, 2020, for a term continuing to the Company’s 2020 Annual Meeting of Stockholders. Mr. Olson has not been appointed to any Board committees at this time.

Mr. Olson was the Company’s Chief Financial Officer from June 2005 until his retirement in July 2016.  Mr. Olson served on the board of directors of Mellanox Technologies, Ltd. (“Mellanox”), a supplier of computer networking products, from June 2018 until Mellanox was acquired by Nvidia Corporation in April 2020. He also served on the board of directors of HomeUnion, Inc. (“HomeUnion”), an online investment management platform dedicated to the residential real estate market, from November 2018 until November 2019 when HomeUnion was acquired by Mynd Property Management. From August 2016 to November 2018, he was an advisor to the board of directors of HomeUnion. Mr. Olson also previously served as a member of the board of directors of InvenSense, Inc. (“InvenSense”), a provider of MEMS sensor platforms, from October 2011 until InvenSense was acquired by TDK Corporation in May 2017.  Mr. Olson also spent more than 25 years at Intel Corporation, serving in a variety of positions from 1979 to 2005, including as vice president of finance and enterprise services, and director of finance.
Mr. Olson will receive compensation for his Board service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 21, 2019. The Company will enter into an indemnification agreement with Mr. Olson in the form of the Company’s standard indemnification agreement, which requires the Company to indemnify directors to the fullest extent permitted by Delaware law.
The Board determined that Mr. Olson will be an independent director within the meaning of the Nasdaq listing standards. There is no other arrangement or understanding between Mr. Olson and any other person pursuant to which Mr. Olson was selected as a director. There have been no transactions nor are there any proposed transactions between the Company and Mr. Olson that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (the Cover Page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: May 8, 2020	By:	/s/ Catia Hagopian
Catia Hagopian
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (the Cover Page XBRL tags are embedded within the Inline XBRL document)